Exhibit 99.1
Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611

Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Sam Sidhu, President 484-744-8985
Carla Leibold, CFO 484-923-8802

Customers Bancorp Reports Record Results for Full Year 2021
Record Full Year 2021 Net Income of $300.1 million, or $8.91 Per Diluted Share, Up 153% Over Full Year 2020
Record Deposit Growth of $5.5 billion, Up 48% Year-Over-Year
Q4 2021 Net Income of $98.6 million, or $2.87 Per Diluted Share, Up 87% Over Q4 2020
Q4 2021 ROAA of 2.08% and ROCE of 33.2%
Q4 2021 Loan Growth of $1.0 billion (Excluding PPP Loans and Loans to Mortgage Companies), Up 13% Over Q3 2021
Q4 2021 Tangible Book Value Increased 33% Over Q4 2020
•Full year 2021 net income available to common shareholders was $300.1 million, or $8.91 per diluted share, up 153% over full year 2020.
•Full year 2021 core earnings (a non-GAAP measure) were $343.6 million, or $10.20 per diluted share, up 187% over full year 2020.
•Full year 2021 core earnings (excluding Paycheck Protection Program ("PPP") loans) (a non-GAAP measure) were $148.5 million, or $4.41 per diluted share, up 90% over full year 2020.
•Q4 2021 net income available to common shareholders was $98.6 million, or $2.87 per diluted share, up 87% over Q4 2020.
•Q4 2021 core earnings (a non-GAAP measure) were $100.1 million, or $2.92 per diluted share, up 83% over Q4 2020.
•Q4 2021 ROAA was 2.08% and Core ROAA (a non-GAAP measure) was 2.11%. Q4 2020 ROAA was 1.23% and Core ROAA (a non-GAAP measure) was 1.26%.
•Q4 2021 ROCE was 33.2% and Core ROCE (a non-GAAP measure) was 33.7%. Q4 2020 ROCE was 24.3% and Core ROCE (a non-GAAP measure) was 25.1%.
•Adjusted pre-tax pre-provision net income (a non-GAAP measure) for Q4 2021 was $129.3 million, an increase of 66% over Q4 2020. Q4 2021 adjusted pre-tax pre-provision ROAA (a non-GAAP measure) was 2.67% compared to 1.70% for Q4 2020.
•Q4 2021 commercial and industrial (C&I) loan growth of $742.3 million (up 29%), multifamily loan growth of $99.1 million (up 7%), and consumer loan growth of $207.5 million (up 11%) over Q3 2021.
•Net interest margin (a non-GAAP measure) was 4.14% for Q4 2021 and 3.70% for full year 2021. Net interest margin, excluding the impact of PPP loans (a non-GAAP measure) was 3.12% for Q4 2021 and 3.16% for full year 2021. Significant excess cash balances further negatively impacted net interest margin in Q4 2021 by approximately 6 basis points.
•Digital asset-related deposits increased by $400 million, or 27%, in Q4 2021, bringing total CBIT-related deposits to $1.9 billion by December 31, 2021.
•Total deposits increased $5.5 billion, or 48.3% year-over-year, which included a $6.2 billion, or 130.9%, increase in demand deposits. The total cost of deposits dropped 22 basis points from the year-ago quarter.
•Funded, directly or indirectly, about 358,000 PPP loans for $10.3 billion in total.
•Purchased $313 million PPP loan portfolio in December 2021 at a discount further increasing deferred revenue recognition in future quarters.
•Technology-led loans sales in Consumer and SBA Groups resulted in gains realized from the sales of consumer and SBA loans of $0.7 million and $1.8 million, respectively, in Q4 2021, bringing full year 2021 gains realized from the sales of consumer and SBA loans to $5.2 million and $6.2 million, respectively, approximately 14% higher than targeted total gains of $10 million for full year 2021.
•Repurchased 527,789 common shares in Q4 2021 at an average price of $52.41 pursuant to a one-year common stock repurchase program to repurchase up to 3.2 million shares of common stock that was adopted in Q3 2021.
•Q4 2021 efficiency ratio was 38.70% compared to 43.56% for Q4 2020. Q4 2021 core efficiency ratio was 38.73% compared to 42.89% in Q4 2020 (non-GAAP measures).
•Q4 2021 provision for credit losses on loans and leases was $13.9 million compared to $13.2 million in Q3 2021. At December 31, 2021, the coverage of credit loss reserves for loans and leases held for investment, excluding PPP loans (a non-GAAP measure), was 1.53% compared to 1.65% at September 30, 2021.
•Non-performing assets were 0.25% of total assets at December 31, 2021 compared to 0.39% at December 31, 2020. Allowance for credit losses equaled 278% of non-performing loans at December 31, 2021, compared to 204% at December 31, 2020.
•All commercial loan deferments became current by December 31, 2021, down from a peak of $1.2 billion in July 2020.

•Well positioned for strong core sustainable growth in 2022 and 2023 and project core earnings (excluding PPP) between $4.75 - $5.00 in 2022 and well over $6.00 in 2023.

West Reading, PA, January 24, 2022 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively "Customers" or "CUBI"), today reported fourth quarter 2021 ("Q4 2021") net income to common shareholders of $98.6 million, or $2.87 per diluted share, resulting in record full year 2021 ("FY 2021") net income to common shareholders of $300.1 million, or $8.91 per diluted share. Q4 2021 core earnings (a non-GAAP measure) was $100.1 million, or $2.92 per diluted share, resulting in record FY 2021 core earnings (a non-GAAP measure) of $343.6 million, or $10.20 per diluted share. Adjusted pre-tax pre-provision net income was $129.3 million for Q4 2021 and $469.8 million for FY 2021 (non-GAAP measures). Net interest margin, tax equivalent ("NIM") was 4.14% for Q4 2021 and 3.70% for FY 2021 (non-GAAP measures). Excluding PPP, NIM was 3.12% for Q4 2021 and 3.16% for FY 2021 (non-GAAP measures).

“2021 was a remarkable year for our company and we could not be prouder of our team members who executed superbly to achieve all of our exceptional accomplishments,” remarked Customers Bancorp Chairman and CEO, Jay Sidhu. “We made over $300 million in net income after taxes, provided our shareholders with approximately $73 million in BMTX stock upon divestiture of BankMobile, helped save over an estimated 1 million American jobs by supporting about 350,000 small businesses across the country through PPP program funding of over $10 billion. In October 2021, we launched a blockchain-based instant payments token that will serve a growing array of B2B clients who want the benefit of instant payments, and generated close to $2 billion of low-to-no cost core deposits in only 90 days. Following a successful soft launch in Q4 2021, we went into full launch in January 2022. Our organic growth rates remain remarkable, with our C&I loans growing 45% year-over-year and non-interest bearing deposits growing 89%. This combined with our market expansion plans, new teams and new lending verticals, and strong pipeline leave us very well positioned to support future growth. We are very excited and optimistic about our future,” Mr. Sidhu continued.

Paycheck Protection Program (PPP)

We funded, either directly or indirectly, about 256,000 PPP loans totaling $5.2 billion in 2021, bringing total PPP loans funded to approximately 358,000 and $10.3 billion. We also earned close to $350 million of deferred origination fees from the SBA through the PPP loans, which is significantly accretive to our earnings and capital levels as these loans are forgiven by the government. Through year-end 2021, we recognized about $260 million of these fees in earnings and expect most of the remaining $90 million to be recognized over the next two to three quarters.

Launch of Customers Bank Instant Token (CBITTM)

“We were thrilled to announce that CBIT on the TassatPayTM payments platform went live in October 2021. We received $1.5 billion in new non-interest bearing demand deposits at September 30, 2021 in anticipation of the soft launch, and added $400 million of demand deposits in Q4 2021. We not only developed and implemented this new technology partnership in record time, but did so following a very thorough strategic initiative process," commented Mr. Sidhu. "Following a successful soft launch in Q4 2021, we are pleased to report a full launch of CBIT in January 2022. We believe our technology, compliance and customer service and support systems are among the best in the country," concluded Mr. Sidhu.

As of December 31, 2021, $1.9 billion in core low-to-no cost demand deposits have been attracted to the Bank through this system. We expect these deposits to grow significantly in 2022, giving us an opportunity to transform our deposits into high quality, low-to-no cost, stable and growing deposit franchise.

Key Balance Sheet Trends

Commercial and industrial loans and leases increased $1.0 billion, or 45% year-over-year, to $3.3 billion, consumer installment loans increased $509.1 million, or 41% year-over-year, to $1.7 billion, commercial real estate owner occupied loans increased $82.6 million, or 14% year-over-year, to $654.9 million and construction loans increased $58.1 million, or 41% year-over-year, to $199.0 million. These increases in loans and leases were partially offset by decreases in multi-family loans of $275.0 million to $1.5 billion and commercial real estate non-owner occupied loans of $92.6 million to $1.1 billion. “Looking ahead, we see continued growth in core C&I, multi-family and consumer loans offsetting the continued expected seasonal and yield curve related decreases in loans to mortgage companies," stated Mr. Sidhu.

Total loans and leases, including PPP loans, decreased $1.3 billion, or 8.0%, to $14.6 billion at December 31, 2021 compared to the year-ago period. As expected, commercial loans to mortgage companies declined $1.3 billion to $2.4 billion compared to the year-ago period. PPP loans declined $1.3 billion to $3.3 billion at December 31, 2021 compared to the year-ago period, primarily driven by $6.5 billion in forgiveness, repayments and associated net deferred fees from the new round and earlier rounds of PPP loans, offset by current year originations and purchases.

Excluding PPP loans and commercial loans to mortgage companies, total loans and leases increased $1.3 billion, or 17.6%, as the loan mix continued to improve year-over-year.

Total deposits increased $5.5 billion, or 48.3%, to $16.8 billion at December 31, 2021 compared to the year-ago period. Total demand deposits increased $6.2 billion, or 130.9%, to $10.9 billion. These increases were offset, in part, by decreases in savings deposits of $341.5 million, or 26.0%, to $1.0 billion, money market deposits of $252.4 million, or 5.5%, to $4.3 billion, and time deposits of $144.6 million, or 22.2%, to $507.3 million. The total cost of deposits declined by 22 basis points to 0.36% in Q4 2021 from 0.58% in the year-ago quarter. "Our current spot cost of deposits was approximately 30 basis points at December 31, 2021, a dramatic improvement over the prior year. Given the transformational improvements in the quality of our deposit franchise over the past year, we feel very well positioned against future interest rate hikes from a deposit repricing standpoint," stated Mr. Sidhu.

Other borrowings increased $99.0 million to $223.1 million at December 31, 2021 compared to the year-ago period from the issuance of our 2.875% fixed-to-floating rate senior notes, the proceeds of which were used to redeem all outstanding shares of our Series C and Series D Preferred Stock in Q3 2021.

Very Strong Growth in Tangible Common Equity and Tangible Book Value Per Share

Customers experienced significant improvements in regulatory capital ratios in Q4 2021 as compared to a year ago. Customers Bancorp's tangible common equity (a non-GAAP measure) increased by $339.4 million to $1.2 billion at December 31, 2021 from $885.3 million at December 31, 2020, and the tangible book value per common share (a non-GAAP measure) increased to $37.21 at December 31, 2021 from $27.92 at December 31, 2020, an increase of 33.3%. Customers remains well capitalized by all regulatory measures.

At the Customers Bancorp level, the total risk based capital ratio (estimate) and tangible common equity to tangible assets ratio ("TCE ratio"), excluding PPP loans (a non-GAAP measure), were 13.2% and 7.5%, respectively, at December 31, 2021.

Loan Portfolio Management During the COVID-19 Crisis

Over the last decade, Customers has developed a suite of commercial and retail loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, mortgage warehouse, specialty finance lines of business, and multi-family loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been healthy despite a highly adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, Customers employs a bottom-up data driven approach to analyze its commercial portfolio.

Strong commercial loan portfolio with very low concentration in COVID-19 impacted industries and CRE
•All commercial loans previously on deferments became current by December 31, 2021, down from $73.4 million, or 0.7% of total loans and leases, excluding PPP loans (a non-GAAP measure), at September 30, 2021. Customers' commercial deferments peaked at about $1.2 billion in July 2020.
~~•~~Exposure to industry segments and CRE significantly impacted by COVID-19 initially is not substantial.

Consumer installment, mortgage and home equity loan portfolios continue to perform well
•Total consumer-related deferments declined to $6.1 million, or 0.1% of total loans and leases, excluding PPP loans (a non-GAAP measure), at December 31, 2021, down from $6.7 million at September 30, 2021.

Key Profitability Trends

Net Interest Income

Net interest income totaled $193.7 million in Q4 2021, a decrease of $26.2 million from Q3 2021, primarily due to lower PPP loan forgiveness from the first two rounds and the latest round, which resulted in lower net deferred loan origination fees recognized in Q4 2021. Excluding PPP loans, average interest-earning assets increased $1.4 billion. Interest-earning asset growth was driven by increases in commercial and industrial loans, consumer installment loans and investment securities, offset in part by decreases in commercial loans to mortgage companies and multi-family loans. Compared to Q3 2021, total loan yields decreased 23 basis points to 5.48% primarily resulting from a lower average balance of PPP loans in Q4 2021 driven by PPP loan forgiveness. Excluding PPP loans, the Q4 2021 total loan yield was relatively unchanged from Q3 2021. Total deposits and borrowing costs decreased by 4 basis points to 0.46% primarily due to growth in non-interest-bearing deposits and 4 basis points decrease in the cost of interest-bearing deposits to 0.50%. "As we've stated previously, it is difficult to predict net interest income in future periods because the timing of PPP forgiveness results in the accelerated recognition of net deferred fees and also affects the amount of net interest income expected to be earned while the PPP loans are held on our balance sheet," commented Mr. Sidhu.

Provision for Credit Losses

The provision for credit losses on loans and leases in Q4 2021 was $13.9 million, compared to a $13.2 million provision in Q3 2021. The provision in Q4 2021 was primarily to support the continued growth in CB Direct consumer installment loan originations. The allowance for credit losses on loans and leases represented 1.53% of total loans and leases receivable, excluding PPP loans (a non-GAAP measure) at December 31, 2021, compared to 1.65% at September 30, 2021 and 1.90% at December 31, 2020. Customers' non-performing loans at December 31, 2021 were only 0.34% of total loans and leases, an improvement from 0.45% at December 31, 2020.

Non-Interest Income

Non-interest income totaled $17.0 million for Q4 2021, a decrease of $8.6 million compared to Q3 2021. The decrease was primarily due to lower gains from the sale of investment securities and consumer installment loans of $6.1 million and $3.4 million, respectively, offset in part by an increase in gains realized from the sale of SBA loans of $0.5 million. A technology-led new initiative for selling excess consumer installment loans into securitizations was launched earlier this year. This resulted in a $0.7 million gain on sale in Q4 2021, bringing YTD December 2021 consumer loan gains to $5.2 million. The SBA gains were $1.8 million in Q4 2021, bringing the YTD December 2021 SBA gains to $6.2 million. "We were pleased with the success of this initiative in 2021, exceeding our initial target by 14%," commented Mr. Sidhu.

Non-Interest Expense

The management of non-interest expenses remains a priority at Customers. However, this will not be at the expense of not making adequate investments with new technologies to support efficient growth. Our Q4 2021 total non-interest expenses increased by $1.5 million compared to Q3 2021. The increase was primarily due to higher salaries and employee benefits of $3.7 million mostly due to increased incentives resulting from record 2021 financial performance, $1.6 million increase in occupancy expense primarily associated with the relocation of the Bank headquarters, technology and deposit servicing-related expenses of $1.8 million, and $1.2 million in charitable contributions and corporate sponsorships. These increases were offset in part by certain one-time or other transitory items in Q3 2021 including a $6.2 million make-whole fee paid to a single high-cost deposit customer and a litigation settlement amount of $1.2 million.

Taxes

Income tax expense from continuing operations decreased by $23.3 million to $13.0 million in Q4 2021 from $36.3 million in Q3 2021 primarily due to lower pre-tax income from continuing operations during Q4 2021 compared to Q3 2021 pre-tax income from continuing operations, an increase in excess tax benefits from stock option exercises, additional investments in tax credit vehicles and a reduction in the overall state tax effective rate. The effective tax rate from continuing operations for FY 2021 was 20%. Customers expects the full-year 2022 effective tax rate from continuing operations to be approximately 21% to 23%.

Net Loss From Discontinued Operations

The divestiture of BankMobile Technologies, Inc. was completed on January 4, 2021, and its historical financial results are presented as discontinued operations. An income tax expense of $1.6 million was recorded in net loss from discontinued operations in Q4 2021 resulting from the refinement of state income tax expense on the gain from the divestiture treated as a taxable asset sale for tax purposes.

BM Technologies, Inc. (BMTX)

We previously entered into a Deposit Servicing Agreement with BMTX, which was profitable at the time as we were in the early stage of building out our commercial and digital deposit franchise. However, with the advent of CBIT, which went into full launch in January 2022, we now have a low-to-no cost core deposit aggregation strategy that is expected to be far more profitable. We are preparing for the expiration of the Deposit Servicing Agreement scheduled to expire on December 31, 2022, which cost us approximately $60 million ($48 million after taxes) in 2021 and will not be renewed. The expiration of the Deposit Servicing Agreement is expected to be accretive to our 2023 earnings by $60 million (pre-tax). At December 31, 2021, $1.8 billion of deposits were serviced by BMTX, which we expect to leave the Bank by December 31, 2022.

Outlook

“Looking ahead, we have sustainable core growth and are very optimistic about the prospects of our company. We expect strong core above average low-double-digit growth in loans and deposits, improving profitability, and an efficiency ratio in the low 40s through a combination of revenue growth and prudent expense management over the next two to three years. The best-in-class tech agility of Customers Bancorp allowed us to be a major participant in the PPP program, significantly improving our capital ratios. We also incubated new lines of businesses that leverage our fintech relationships. In 2021 we launched a private instant, blockchain-based B2B payments platform with integration of digital and legacy payment rails. The platform will deliver enhanced payments functionality for our business clients and is expected to generate additional deposit growth in targeted niches, such as real estate, monetary and currency exchanges and institutional investments. We've achieved significant accretion in our capital levels over the past 12 months and our credit quality is expected to remain in line with or better than peers. We project our core earnings (excluding PPP) to be between $4.75 - $5.00 in 2022 and well over $6.00 in 2023, two to three years ahead of our previous guidance of $6.00 by 2025/2026,” concluded Mr. Sidhu.

Webcast

Date:            Tuesday, January 25, 2022
Time:            9:00 AM EST

The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 4th Quarter Earnings Webcast.

You may submit questions in advance of the live webcast by emailing Customers' Communications & Marketing Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.

The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.

Institutional Background

Customers Bancorp, Inc. (NYSE:CUBI) is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank, a full-service bank with $19.6 billion in assets at December 31, 2021. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking and lending services to small and medium-sized businesses, professionals, individuals and families. Services and products are available wherever permitted by law through mobile-first apps, online portals, and a network of offices and branches. Customers Bank provides blockchain-based digital payments via the Customers Bank Instant Token (CBITTM) which allows clients to make instant payments in U.S. dollars, 24 hours a day, 7 days a week, 365 days a year.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2020, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q4 2021 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended December 31, 2021, the preceding four quarters, and full year 2021 and 2020:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2021	2021	2021	2021	2020	2021	2020

GAAP Profitability Metrics:
Net income available to common shareholders (from continuing and discontinued operations)	$98,647	$110,241	$58,042	$33,204	$52,831	$300,134	$118,537
Per share amounts:
Earnings per share - basic	$3.02	$3.40	$1.80	$1.04	$1.67	$9.29	$3.76
Earnings per share - diluted	$2.87	$3.25	$1.72	$1.01	$1.65	$8.91	$3.74
Book value per common share (1)	$37.32	$35.24	$31.94	$30.13	$28.37	$37.32	$28.37
CUBI stock price (1)	$65.37	$43.02	$38.99	$31.82	$18.18	$65.37	$18.18
CUBI stock price as % of book value (1)	175%	122%	122%	106%	64%	175%	64%
Average shares outstanding - basic	32,625,960	32,449,853	32,279,625	31,883,946	31,638,447	32,312,262	31,506,699
Average shares outstanding - diluted	34,320,327	33,868,553	33,741,468	32,841,711	31,959,100	33,697,547	31,727,784
Shares outstanding (1)	32,913,267	32,537,976	32,353,256	32,238,762	31,705,088	32,913,267	31,705,088
Return on average assets ("ROAA")	2.08%	2.33%	1.27%	0.80%	1.23%	1.64%	0.85%
Return on average common equity ("ROCE")	33.18%	40.82%	23.22%	14.66%	24.26%	28.75%	14.55%
Efficiency ratio	38.70%	33.42%	46.59%	48.89%	43.56%	40.38%	48.20%
Non-GAAP Profitability Metrics (2):
Core earnings	$100,095	$113,876	$59,303	$70,308	$54,588	$343,582	$119,526
Adjusted pre-tax pre-provision net income	$129,335	$167,215	$86,467	$86,769	$77,896	$469,786	$240,198
Per share amounts:
Core earnings per share - diluted	$2.92	$3.36	$1.76	$2.14	$1.71	$10.20	$3.77
Tangible book value per common share (1)	$37.21	$35.12	$31.82	$30.01	$27.92	$37.21	$27.92
CUBI stock price as % of tangible book value (1)	176%	122%	123%	106%	65%	176%	65%
Core ROAA	2.11%	2.35%	1.30%	1.61%	1.26%	1.85%	0.86%
Core ROCE	33.67%	42.16%	23.72%	31.03%	25.06%	32.91%	14.67%
Adjusted ROAA - pre-tax and pre-provision	2.67%	3.36%	1.80%	1.90%	1.70%	2.45%	1.54%
Adjusted ROCE - pre-tax and pre-provision	42.82%	60.81%	33.27%	36.80%	34.20%	43.88%	27.76%
Net interest margin, tax equivalent	4.14%	4.59%	2.98%	3.00%	2.78%	3.70%	2.71%
Net interest margin, tax equivalent, excluding PPP loans	3.12%	3.24%	3.30%	2.99%	3.04%	3.16%	2.96%
Core efficiency ratio	38.73%	30.36%	44.33%	41.13%	42.89%	37.71%	46.92%
Asset Quality:
Net charge-offs	$7,582	$7,104	$6,591	$12,521	$8,472	$33,798	$54,807
Annualized net charge-offs to average total loans and leases	0.21%	0.17%	0.16%	0.33%	0.21%	0.22%	0.41%
Non-performing loans ("NPLs") to total loans and leases (1)	0.34%	0.34%	0.27%	0.30%	0.45%	0.34%	0.45%
Reserves to NPLs (1)	277.72%	252.68%	269.96%	264.21%	204.48%	277.72%	204.48%
Non-performing assets ("NPAs") to total assets	0.25%	0.27%	0.24%	0.26%	0.39%	0.25%	0.39%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	12.13%	12.77%	12.40%	11.75%	10.62%	12.13%	10.62%
Tier 1 capital to risk-weighted assets	12.13%	12.77%	12.40%	11.75%	10.62%	12.13%	10.62%
Total capital to risk-weighted assets	13.46%	14.16%	13.77%	13.11%	12.06%	13.46%	12.06%
Tier 1 capital to average assets (leverage ratio)	7.92%	8.66%	9.07%	9.35%	9.21%	7.92%	9.21%

			(continued)

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Non-GAAP measures exclude net loss from discontinued operations, loss on sale of foreign subsidiaries, unrealized gains (losses) on loans held for sale, investment securities gains and losses, loss on cash flow hedge derivative terminations, severance expense, merger and acquisition-related expenses, losses realized from the sale of non-QM residential mortgage loans, loss upon acquisition of interest-only GNMA securities, legal reserves, credit valuation adjustments on derivatives, risk participation agreement mark-to-market adjustments, deposit relationship adjustment fees, loss on redemption of preferred stock, goodwill and intangible assets, and PPP loans. These notable items are not included in Customers' disclosures of core earnings and other core profitability metrics. Please note that not each of the aforementioned adjustments affected the reported amount in each of the periods presented. Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q4 2021 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected an option to delay the estimated impact of CECL on its regulatory capital over a five-year transition period ending January 1, 2025. As a result, capital ratios and amounts as of Q4 2021 exclude the impact of the increased allowance for credit losses on loans and leases and unfunded loan commitments attributed to the adoption of CECL and 25% of the quarterly provision for credit losses for subsequent quarters through Q4 2021.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Twelve Months Ended
	Q4	Q3	Q2	Q1	Q4	December 31,
	2021	2021	2021	2021	2020	2021	2020
Interest income:
Loans and leases	$198,000	$233,097	$153,608	$152,117	$145,414	$736,822	$512,048
Investment securities	15,202	8,905	8,327	7,979	6,777	40,413	24,206
Other	835	849	946	1,019	902	3,649	7,050
Total interest income	214,037	242,851	162,881	161,115	153,093	780,884	543,304

Interest expense:
Deposits	15,415	15,915	15,653	15,658	16,107	62,641	92,045
FHLB advances	51	5	963	5,192	5,749	6,211	21,637
Subordinated debt	2,688	2,689	2,689	2,689	2,688	10,755	10,755
FRB PPP liquidity facility, federal funds purchased and other borrowings	2,189	4,350	4,819	4,845	5,603	16,203	15,179
Total interest expense	20,343	22,959	24,124	28,384	30,147	95,810	139,616
Net interest income	193,694	219,892	138,757	132,731	122,946	685,074	403,688
Provision (benefit) for credit losses on loans and leases	13,890	13,164	3,291	(2,919)	(2,913)	27,426	62,774
Net interest income after provision (benefit) for credit losses on loans and leases	179,804	206,728	135,466	135,650	125,859	657,648	340,914

Non-interest income:
Interchange and card revenue	84	83	84	85	91	336	646
Deposit fees	1,026	994	891	863	823	3,774	2,526
Commercial lease income	5,378	5,213	5,311	5,205	4,853	21,107	18,139
Bank-owned life insurance	1,984	1,988	2,765	1,679	1,744	8,416	7,009
Mortgage warehouse transactional fees	2,262	3,100	3,265	4,247	3,681	12,874	11,535
Gain (loss) on sale of SBA and other loans	2,493	5,359	1,900	1,575	1,689	11,327	2,009
Loan fees	2,513	1,909	1,670	1,436	1,746	7,527	5,652
Mortgage banking income (loss)	262	425	386	463	346	1,536	1,693
Gain (loss) on sale of investment securities	(49)	6,063	1,812	23,566	44	31,392	20,078
Unrealized gain (loss) on investment securities	—	—	1,746	974	1,387	2,720	1,447
Loss on sale of foreign subsidiaries	—	—	(2,840)	—	—	(2,840)	—
Unrealized gain (loss) on derivatives	586	524	(439)	2,537	804	3,208	(3,951)
Loss on cash flow hedge derivative terminations	—	—	—	(24,467)	—	(24,467)	—
Other	452	(72)	271	305	(1,125)	957	(2,965)
Total non-interest income	16,991	25,586	16,822	18,468	16,083	77,867	63,818

Non-interest expense:
Salaries and employee benefits	29,940	26,268	28,023	23,971	25,600	108,202	94,067
Technology, communication and bank operations	22,657	21,281	19,618	19,988	16,021	83,544	50,668
Professional services	7,058	6,871	6,882	5,877	4,732	26,688	13,557
Occupancy	4,336	2,704	2,482	2,621	2,742	12,143	11,362
Commercial lease depreciation	4,625	4,493	4,415	4,291	3,982	17,824	14,715
FDIC assessments, non-income taxes and regulatory fees	2,427	2,313	2,602	2,719	2,642	10,061	11,661
Loan servicing	4,361	4,265	1,700	437	879	10,763	3,431
Merger and acquisition related expenses	—	—	—	418	709	418	1,367
Loan workout	226	198	102	(261)	123	265	3,143
Advertising and promotion	344	302	313	561	—	1,520	1,796
Deposit relationship adjustment fees	—	6,216	—	—	—	6,216	—
Other	5,574	5,098	4,686	1,305	2,503	16,663	9,209
Total non-interest expense	81,548	80,009	70,823	61,927	59,933	294,307	214,976
Income before income tax expense	115,247	152,305	81,465	92,191	82,009	441,208	189,756
Income tax expense	12,993	36,263	20,124	17,560	23,447	86,940	46,717
Net income from continuing operations	$102,254	$116,042	$61,341	$74,631	$58,562	$354,268	$143,039

			(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)						Twelve Months Ended
	Q4	Q3	Q2	Q1	Q4	December 31,
	2021	2021	2021	2021	2020	2021	2020
Loss from discontinued operations before income taxes	$—	$—	$—	$(20,354)	$(3,539)	$(20,354)	$(13,798)
Income tax expense (benefit) from discontinued operations	1,585	—	—	17,682	(1,222)	19,267	(3,337)
Net loss from discontinued operations	(1,585)	—	—	(38,036)	(2,317)	(39,621)	(10,461)
Net income	100,669	116,042	61,341	36,595	56,245	314,647	132,578
Preferred stock dividends	2,022	2,981	3,299	3,391	3,414	11,693	14,041
Loss on redemption of preferred stock	—	2,820	—	—	—	2,820	—
Net income available to common shareholders	$98,647	$110,241	$58,042	$33,204	$52,831	$300,134	$118,537

Basic earnings per common share from continuing operations	$3.07	$3.40	$1.80	$2.23	$1.74	$10.51	$4.09
Basic earnings per common share	3.02	3.40	1.80	1.04	1.67	9.29	3.76
Diluted earnings per common share from continuing operations	2.92	3.25	1.72	2.17	1.73	10.08	4.07
Diluted earnings per common share	2.87	3.25	1.72	1.01	1.65	8.91	3.74

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
ASSETS
Cash and due from banks	$35,238	$51,169	$36,837	$3,123	$78,090
Interest earning deposits	482,794	1,000,885	393,663	512,241	615,264
Cash and cash equivalents	518,032	1,052,054	430,500	515,364	693,354
Investment securities, at fair value	3,817,150	1,866,697	1,526,792	1,441,904	1,210,285
Loans held for sale	16,254	29,957	34,540	46,106	79,086
Loans receivable, mortgage warehouse, at fair value	2,284,325	2,557,624	2,855,284	3,407,622	3,616,432
Loans receivable, PPP	3,250,008	4,957,357	6,305,056	5,178,089	4,561,365
Loans and leases receivable	9,018,298	7,970,599	7,772,142	7,536,489	7,575,368
Allowance for credit losses on loans and leases	(137,804)	(131,496)	(125,436)	(128,736)	(144,176)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	14,414,827	15,354,084	16,807,046	15,993,464	15,608,989
FHLB, Federal Reserve Bank, and other restricted stock	64,584	57,184	39,895	69,420	71,368
Accrued interest receivable	92,239	93,514	90,009	83,186	80,412
Bank premises and equipment, net	8,890	9,944	10,391	10,943	11,225
Bank-owned life insurance	333,705	331,423	329,421	281,923	280,067
Goodwill and other intangibles	3,736	3,794	3,853	3,911	3,969
Other assets	305,611	310,271	362,661	371,439	338,438
Assets of discontinued operations	—	—	—	—	62,055
Total assets	$19,575,028	$19,108,922	$19,635,108	$18,817,660	$18,439,248

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$4,459,790	$4,954,331	$2,699,869	$2,687,628	$2,356,998
Interest bearing deposits	12,318,134	12,016,694	11,174,070	9,784,812	8,952,931
Total deposits	16,777,924	16,971,025	13,873,939	12,472,440	11,309,929
Federal funds purchased	75,000	—	—	365,000	250,000
FHLB advances	700,000	—	—	850,000	850,000
Other borrowings	223,086	223,151	124,240	124,138	124,037
Subordinated debt	181,673	181,603	181,534	181,464	181,394
FRB PPP liquidity facility	—	—	3,865,865	3,284,156	4,415,016
Accrued interest payable and other liabilities	251,128	448,844	338,801	351,741	152,082
Liabilities of discontinued operations	—	—	—	—	39,704
Total liabilities	18,208,811	17,824,623	18,384,379	17,628,939	17,322,162

Preferred stock	137,794	137,794	217,471	217,471	217,471
Common stock	34,722	33,818	33,634	33,519	32,986
Additional paid in capital	542,391	525,894	519,294	515,318	455,592
Retained earnings	705,732	607,085	496,844	438,802	438,581
Accumulated other comprehensive income (loss), net	(4,980)	1,488	5,266	5,391	(5,764)
Treasury stock, at cost	(49,442)	(21,780)	(21,780)	(21,780)	(21,780)
Total shareholders' equity	1,366,217	1,284,299	1,250,729	1,188,721	1,117,086
Total liabilities & shareholders' equity	$19,575,028	$19,108,922	$19,635,108	$18,817,660	$18,439,248

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	December 31, 2021		September 30, 2021		December 31, 2020
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$1,568,510	0.15%	$1,279,983	0.15%	$413,381	0.12%
Investment securities (1)	2,621,844	2.32%	1,511,319	2.36%	1,120,491	2.42%
Loans and leases:
Commercial loans to mortgage companies	2,289,061	3.02%	2,658,020	3.14%	3,518,371	3.06%
Multi-family loans	1,327,732	3.72%	1,443,846	3.64%	1,871,956	3.70%
Commercial & industrial loans and leases (2)	3,514,186	3.71%	3,024,620	3.76%	2,801,172	3.96%
Loans receivable, PPP	3,898,607	8.35%	5,778,367	8.04%	4,782,606	2.45%
Non-owner occupied commercial real estate loans	1,334,184	3.80%	1,346,629	3.73%	1,358,541	3.80%
Residential mortgages	314,551	3.68%	325,851	3.50%	400,771	3.80%
Installment loans	1,657,049	8.96%	1,615,411	9.21%	1,253,679	8.50%
Total loans and leases (3)	14,335,370	5.48%	16,192,744	5.71%	15,987,096	3.62%
Other interest-earning assets	50,709	1.81%	49,780	2.86%	81,031	3.80%
Total interest-earning assets	18,576,433	4.57%	19,033,826	5.06%	17,601,999	3.46%
Non-interest-earning assets	637,808		705,514		573,400
Assets of discontinued operations	—		—		75,320
Total assets	$19,214,241		$19,739,340		$18,250,719
Liabilities
Interest checking accounts	5,258,982	0.58%	4,537,421	0.67%	2,240,959	0.86%
Money market deposit accounts	5,293,529	0.43%	5,131,433	0.43%	4,166,635	0.60%
Other savings accounts	1,189,899	0.45%	1,376,077	0.50%	1,205,592	0.74%
Certificates of deposit	541,528	0.51%	614,404	0.59%	833,689	1.30%
Total interest-bearing deposits (4)	12,283,938	0.50%	11,659,335	0.54%	8,446,875	0.76%
Federal funds purchased	815	0.15%	—	—%	120,891	0.10%
FRB PPP liquidity facility	—	—%	2,788,897	0.35%	4,684,756	0.35%
Borrowings	465,600	4.20%	371,077	4.90%	1,155,321	3.40%
Total interest-bearing liabilities	12,750,353	0.63%	14,819,309	0.62%	14,407,843	0.83%
Non-interest-bearing deposits (4)	4,817,835		3,335,198		2,543,529
Total deposits and borrowings	17,568,188	0.46%	18,154,507	0.50%	16,951,372	0.71%
Other non-interest-bearing liabilities	328,782		310,519		162,723
Liabilities of discontinued operations	—		—		52,742
Total liabilities	17,896,970		18,465,026		17,166,837
Shareholders' equity	1,317,271		1,274,314		1,083,882
Total liabilities and shareholders' equity	$19,214,241		$19,739,340		$18,250,719
Interest spread		4.11%		4.56%		2.75%
Net interest margin		4.14%		4.58%		2.78%
Net interest margin tax equivalent (5)		4.14%		4.59%		2.78%
Net interest margin tax equivalent excl. PPP (6)		3.12%		3.24%		3.04%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 0.36%, 0.42% and 0.58% for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Non-GAAP tax-equivalent basis, as described in note (5) for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Twelve Months Ended
	December 31, 2021		December 31, 2020
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$1,169,416	0.14%	$564,218	0.59%
Investment securities (1)	1,753,649	2.30%	836,815	2.89%
Loans and leases:
Commercial loans to mortgage companies	2,699,300	3.09%	2,668,642	3.11%
Multi-family loans	1,501,878	3.77%	2,020,640	3.85%
Commercial & industrial loans and leases (2)	3,068,005	3.75%	2,581,119	4.12%
Loans receivable, PPP	5,108,192	5.46%	3,121,157	2.10%
Non-owner occupied commercial real estate loans	1,349,563	3.81%	1,368,684	3.91%
Residential mortgages	339,845	3.65%	422,696	3.82%
Installment loans	1,517,165	9.14%	1,264,255	8.68%
Total loans and leases (3)	15,583,948	4.73%	13,447,193	3.81%
Other interest-earning assets	59,308	3.48%	85,091	4.41%
Total interest-earning assets	18,566,321	4.21%	14,933,317	3.64%
Non-interest-earning assets	633,615		592,770
Assets of discontinued operations	—		78,714
Total assets	$19,199,936		$15,604,801
Liabilities
Interest checking accounts	$4,006,354	0.69%	$2,098,138	0.89%
Money market deposit accounts	4,933,027	0.47%	3,657,422	0.96%
Other savings accounts	1,358,708	0.56%	1,162,472	1.44%
Certificates of deposit	619,859	0.72%	1,357,688	1.58%
Total interest-bearing deposits (4)	10,917,948	0.57%	8,275,720	1.11%
Federal funds purchased	22,110	0.07%	239,481	0.19%
FRB PPP liquidity facility	2,636,925	0.35%	2,537,744	0.35%
Borrowings	610,503	3.92%	1,265,279	3.02%
Total interest-bearing liabilities	14,187,486	0.68%	12,318,224	1.13%
Non-interest-bearing deposits (4)	3,470,788		2,052,376
Total deposits and borrowings	17,658,274	0.54%	14,370,600	0.97%
Other non-interest-bearing liabilities	304,078		148,045
Liabilities of discontinued operations	—		53,916
Total liabilities	17,962,352		14,572,561
Shareholders' equity	1,237,584		1,032,240
Total liabilities and shareholders' equity	$19,199,936		$15,604,801
Interest spread		3.66%		2.67%
Net interest margin		3.69%		2.70%
Net interest margin tax equivalent (5)		3.70%		2.71%
Net interest margin tax equivalent excl. PPP (6)		3.16%		2.96%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 0.44% and 0.89% for the twelve months ended December 31, 2021 and 2020, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the twelve months ended December 31, 2021 and 2020, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Non-GAAP tax-equivalent basis as described in note (5), for the twelve months ended December 31, 2021 and 2020, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Commercial:
Multi-family	$1,486,308	$1,387,166	$1,497,485	$1,659,529	$1,761,301
Loans to mortgage companies	2,362,438	2,626,483	2,922,217	3,463,490	3,657,350
Commercial & industrial	3,346,670	2,604,367	2,293,723	2,164,784	2,304,206
Commercial real estate owner occupied	654,922	656,044	653,649	590,093	572,338
Loans receivable, PPP	3,250,008	4,957,357	6,305,056	5,178,089	4,561,365
Commercial real estate non-owner occupied	1,121,238	1,144,643	1,206,646	1,194,832	1,213,815
Construction	198,981	198,607	179,198	156,837	140,905
Total commercial loans and leases	12,420,565	13,574,667	15,057,974	14,407,654	14,211,280
Consumer:
Residential	350,984	260,820	273,493	295,654	323,322
Manufactured housing	52,861	55,635	57,904	59,977	62,243
Installment	1,744,475	1,624,415	1,577,651	1,405,021	1,235,406
Total consumer loans	2,148,320	1,940,870	1,909,048	1,760,652	1,620,971
Total loans and leases	$14,568,885	$15,515,537	$16,967,022	$16,168,306	$15,832,251

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

Demand, non-interest bearing	$4,459,790	$4,954,331	$2,699,869	$2,687,628	$2,356,998
Demand, interest bearing	6,488,406	5,023,081	4,206,355	3,228,941	2,384,691
Total demand deposits	10,948,196	9,977,412	6,906,224	5,916,569	4,741,689
Savings	973,317	1,310,343	1,431,756	1,483,482	1,314,817
Money market	4,349,073	5,090,121	4,908,809	4,406,508	4,601,492
Time deposits	507,338	593,149	627,150	665,881	651,931
Total deposits	$16,777,924	$16,971,025	$13,873,939	$12,472,440	$11,309,929

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of December 31, 2021					As of September 30, 2021					As of December 31, 2020
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Multi-family	$1,486,308	$22,654	$4,477	1.52%	19.76%	$1,369,876	$24,524	$4,397	1.79%	17.93%	$1,761,301	$21,728	$12,620	1.23%	58.08%
Commercial & industrial (1)	3,424,783	6,096	12,702	0.18%	208.37%	2,673,226	6,951	10,860	0.26%	156.24%	2,289,441	8,453	12,239	0.37%	144.79%
Commercial real estate owner occupied	654,922	2,475	3,213	0.38%	129.82%	656,044	2,412	3,617	0.37%	149.96%	572,338	3,411	9,512	0.60%	278.86%
Commercial real estate non-owner occupied	1,121,238	2,815	6,210	0.25%	220.60%	1,144,643	2,845	7,375	0.25%	259.23%	1,196,564	2,356	19,452	0.20%	825.64%
Construction	198,981	—	692	—%	—%	198,607	—	886	—%	—%	140,905	—	5,871	—%	—%
Total commercial loans and leases receivable	6,886,232	34,040	27,294	0.49%	80.18%	6,042,396	36,732	27,135	0.61%	73.87%	5,960,549	35,948	59,694	0.60%	166.06%
Residential	334,730	7,727	2,383	2.31%	30.84%	248,153	7,738	1,912	3.12%	24.71%	317,170	9,911	3,977	3.12%	40.13%
Manufactured housing	52,861	3,563	4,278	6.74%	120.07%	55,635	3,520	4,410	6.33%	125.28%	62,243	2,969	5,189	4.77%	174.77%
Installment	1,744,475	3,783	103,849	0.22%	2745.15%	1,624,415	3,544	98,039	0.22%	2766.34%	1,235,406	3,211	75,316	0.26%	2345.56%
Total consumer loans receivable	2,132,066	15,073	110,510	0.71%	733.17%	1,928,203	14,802	104,361	0.77%	705.05%	1,614,819	16,091	84,482	1.00%	525.03%
Loans and leases receivable (1)	9,018,298	49,113	137,804	0.54%	280.59%	7,970,599	51,534	131,496	0.65%	255.16%	7,575,368	52,039	144,176	0.69%	277.05%
Loans receivable, PPP	3,250,008	—	—	—%	—%	4,957,357	—	—	—%	—%	4,561,365	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	2,284,325	—	—	—%	—%	2,557,624	—	—	—%	—%	3,616,432	—	—	—%	—%
Total loans held for sale	16,254	507	—	3.12%	—%	29,957	507	—	1.69%	—%	79,086	18,469	—	23.35%	—%
Total portfolio	$14,568,885	$49,620	$137,804	0.34%	277.72%	$15,515,537	$52,041	$131,496	0.34%	252.68%	$15,832,251	$70,508	$144,176	0.45%	204.48%
(1) Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2021	2021	2021	2021	2020	2021	2020
Loan type
Multi-family	$—	$—	$—	$1,132	$—	$1,132	$—
Commercial & industrial	240	116	(283)	375	155	448	139
Commercial real estate owner occupied	66	50	(1)	134	12	249	51
Commercial real estate non-owner occupied	(14)	943	(59)	(10)	(35)	860	24,486
Construction	(3)	(3)	(114)	(5)	(6)	(125)	(128)
Residential	(6)	54	(12)	40	46	76	(26)
Installment	7,299	5,944	7,060	10,855	8,300	31,158	30,285
Total net charge-offs (recoveries) from loans held for investment	$7,582	$7,104	$6,591	$12,521	$8,472	$33,798	$54,807

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.

The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2021		Q3 2021		Q2 2021		Q1 2021		Q4 2020		2021		2020
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$98,647	$2.87	$110,241	$3.25	$58,042	$1.72	$33,204	$1.01	$52,831	$1.65	$300,134	$8.91	$118,537	$3.74
Reconciling items (after tax):
Net loss from discontinued operations	1,585	0.05	—	—	—	—	38,036	1.16	2,317	0.07	39,621	1.18	10,461	0.33
Severance expense	—	—	—	—	1,517	0.04	—	—	—	—	1,517	0.05	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	320	0.01	508	0.02	320	0.01	1,038	0.03
Legal reserves	—	—	897	0.03	—	—	—	—	—	—	897	0.03	258	0.01
(Gains) losses on investment securities	43	0.00	(4,591)	(0.14)	(2,694)	(0.08)	(18,773)	(0.57)	(1,419)	(0.04)	(26,015)	(0.77)	(17,412)	(0.55)
Loss on sale of foreign subsidiaries	—	—	—	—	2,150	0.06	—	—	—	—	2,150	0.06	—	—
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716	0.57	—	—	18,716	0.56	—	—
Derivative credit valuation adjustment	(180)	(0.01)	(198)	(0.01)	288	0.01	(1,195)	(0.04)	(448)	(0.01)	(1,285)	(0.04)	5,811	0.18
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(1,080)	(0.03)
Deposit relationship adjustment fees	—	—	4,707	0.14	—	—	—	—	—	—	4,707	0.14	—	—
Loss on redemption of preferred stock	—	—	2,820	0.08	—	—	—	—	—	—	2,820	0.08	—	—
Unrealized losses on loans held for sale	—	—	—	—	—	—	—	—	799	0.03	—	—	1,913	0.06
Core earnings	$100,095	$2.92	$113,876	$3.36	$59,303	$1.76	$70,308	$2.14	$54,588	$1.71	$343,582	$10.20	$119,526	$3.77

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Earnings, excluding PPP - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2021		Q3 2021		Q2 2021		Q1 2021		Q4 2020		2021		2020
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$98,647	$2.87	$110,241	$3.25	$58,042	$1.72	$33,204	$1.01	$52,831	$1.65	$300,134	$8.91	$118,537	$3.74
Less: PPP net income (after tax)	64,323	1.87	81,337	2.40	24,312	0.72	25,079	0.76	19,148	0.60	195,050	5.79	41,509	1.31
GAAP net income to common shareholders, excluding PPP	34,324	1.00	28,904	0.85	33,730	1.00	8,125	0.25	33,683	1.05	105,084	3.12	77,028	2.43
Reconciling items (after tax):
Net loss from discontinued operations	1,585	0.05	—	—	—	—	38,036	1.16	2,317	0.07	39,621	1.18	10,461	0.33
Severance expense	—	—	—	—	1,517	0.04	—	—	—	—	1,517	0.05	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	320	0.01	508	0.02	320	0.01	1,038	0.03
Legal reserves	—	—	897	0.03	—	—	—	—	—	—	897	0.03	258	0.01
(Gains) losses on investment securities	43	0.00	(4,591)	(0.14)	(2,694)	(0.08)	(18,773)	(0.57)	(1,419)	(0.04)	(26,015)	(0.77)	(17,412)	(0.55)
Loss on sale of foreign subsidiaries	—	—	—	—	2,150	0.06	—	—	—	—	2,150	0.06	—	—
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	18,716	0.57	—	—	18,716	0.56	—	—
Derivative credit valuation adjustment	(180)	(0.01)	(198)	(0.01)	288	0.01	(1,195)	(0.04)	(448)	(0.01)	(1,285)	(0.04)	5,811	0.18
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(1,080)	(0.03)
Deposit relationship adjustment fees	—	—	4,707	0.14	—	—	—	—	—	—	4,707	0.14	—	—
Loss on redemption of preferred stock	—	—	2,820	0.08	—	—	—	—	—	—	2,820	0.08	—	—
Unrealized losses on loans held for sale	—	—	—	—	—	—	—	—	799	0.03	—	—	1,913	0.06
Core earnings, excluding PPP	$35,772	$1.04	$32,539	$0.96	$34,991	$1.04	$45,229	$1.38	$35,440	$1.10	$148,532	$4.41	$78,017	$2.46

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	2021	2020
GAAP net income	$100,669	$116,042	$61,341	$36,595	$56,245	$314,647	$132,578
Reconciling items (after tax):
Net loss from discontinued operations	1,585	—	—	38,036	2,317	39,621	10,461
Severance expense	—	—	1,517	—	—	1,517	—
Merger and acquisition related expenses	—	—	—	320	508	320	1,038
Legal reserves	—	897	—	—	—	897	258
(Gains) losses on investment securities	43	(4,591)	(2,694)	(18,773)	(1,419)	(26,015)	(17,412)
Loss on sale of foreign subsidiaries	—	—	2,150	—	—	2,150	—
Loss on cash flow hedge derivative terminations	—	—	—	18,716	—	18,716	—
Derivative credit valuation adjustment	(180)	(198)	288	(1,195)	(448)	(1,285)	5,811
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	(1,080)
Deposit relationship adjustment fees	—	4,707	—	—	—	4,707	—
Unrealized losses on loans held for sale	—	—	—	—	799	—	1,913
Core net income	$102,117	$116,857	$62,602	$73,699	$58,002	$355,275	$133,567

Average total assets	$19,214,241	$19,739,340	$19,306,948	$18,525,721	$18,250,719	$19,199,936	$15,604,801

Core return on average assets	2.11%	2.35%	1.30%	1.61%	1.26%	1.85%	0.86%

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	2021	2020
GAAP net income	$100,669	$116,042	$61,341	$36,595	$56,245	$314,647	$132,578
Reconciling items:
Income tax expense	12,993	36,263	20,124	17,560	23,447	86,940	46,717
Provision (benefit) for credit losses on loans and leases	13,890	13,164	3,291	(2,919)	(2,913)	27,426	62,774
Provision (benefit) for credit losses on unfunded commitments	352	669	45	(1,286)	(968)	(220)	(1,100)
Severance expense	—	—	2,004	—	—	2,004	—
Net loss from discontinued operations	1,585	—	—	38,036	2,317	39,621	10,461
Merger and acquisition related	—	—	—	418	709	418	1,367
Legal reserves	—	1,185	—	—	—	1,185	320
(Gains) losses on investment securities	49	(6,063)	(3,558)	(24,540)	(1,431)	(34,112)	(21,525)
Loss on sale of foreign subsidiaries	—	—	2,840	—	—	2,840	—
Loss on cash flow hedge derivative terminations	—	—	—	24,467	—	24,467	—
Derivative credit valuation adjustment	(203)	(261)	380	(1,562)	(625)	(1,646)	7,448
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	(1,407)
Deposit relationship adjustment fees	—	6,216	—	—	—	6,216	—
Unrealized losses on loans held for sale	—	—	—	—	1,115	—	2,565
Adjusted net income - pre-tax pre-provision	$129,335	$167,215	$86,467	$86,769	$77,896	$469,786	$240,198

Average total assets	$19,214,241	$19,739,340	$19,306,948	$18,525,721	$18,250,719	$19,199,936	$15,604,801

Adjusted ROAA - pre-tax pre-provision	2.67%	3.36%	1.80%	1.90%	1.70%	2.45%	1.54%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	2021	2020
GAAP net income to common shareholders	$98,647	$110,241	$58,042	$33,204	$52,831	$300,134	$118,537
Reconciling items (after tax):
Net loss from discontinued operations	1,585	—	—	38,036	2,317	39,621	10,461
Severance expense	—	—	1,517	—	—	1,517	—
Merger and acquisition related	—	—	—	320	508	320	1,038
Legal reserves	—	897	—	—	—	897	258
(Gains) losses on investment securities	43	(4,591)	(2,694)	(18,773)	(1,419)	(26,015)	(17,412)
Loss on sale of foreign subsidiaries	—	—	2,150	—	—	2,150	—
Loss on cash flow hedge derivative terminations	—	—	—	18,716	—	18,716	—
Derivative credit valuation adjustment	(180)	(198)	288	(1,195)	(448)	(1,285)	5,811
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	(1,080)
Deposit relationship adjustment fees	—	4,707	—	—	—	4,707	—
Loss on redemption of preferred stock	—	2,820	—	—	—	2,820	—
Unrealized losses on loans held for sale	—	—	—	—	799	—	1,913
Core earnings	$100,095	$113,876	$59,303	$70,308	$54,588	$343,582	$119,526

Average total common shareholders' equity	$1,179,478	$1,071,566	$1,002,624	$918,795	$866,411	$1,043,906	$814,769

Core return on average common equity	33.67%	42.16%	23.72%	31.03%	25.06%	32.91%	14.67%

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	2021	2020
GAAP net income to common shareholders	$98,647	$110,241	$58,042	$33,204	$52,831	$300,134	$118,537
Reconciling items:
Income tax expense	12,993	36,263	20,124	17,560	23,447	86,940	46,717
Provision (benefit) for credit losses on loan and leases	13,890	13,164	3,291	(2,919)	(2,913)	27,426	62,774
Provision (benefit) for credit losses on unfunded commitments	352	669	45	(1,286)	(968)	(220)	(1,100)
Net loss from discontinued operations	1,585	—	—	38,036	2,317	39,621	10,461
Severance expense	—	—	2,004	—	—	2,004	—
Merger and acquisition related expenses	—	—	—	418	709	418	1,367
Legal reserves	—	1,185	—	—	—	1,185	320
(Gains) losses on investment securities	49	(6,063)	(3,558)	(24,540)	(1,431)	(34,112)	(21,525)
Loss on sale of foreign subsidiaries	—	—	2,840	—	—	2,840	—
Loss on cash flow hedge derivative terminations	—	—	—	24,467	—	24,467	—
Derivative credit valuation adjustment	(203)	(261)	380	(1,562)	(625)	(1,646)	7,448
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	(1,407)
Deposit relationship adjustment fees	—	6,216	—	—	—	6,216	—
Loss on redemption of preferred stock	—	2,820	—	—	—	2,820	—
Unrealized losses on loans held for sale	—	—	—	—	1,115	—	2,565
Pre-tax pre-provision adjusted net income available to common shareholders	$127,313	$164,234	$83,168	$83,378	$74,482	$458,093	$226,157

Average total common shareholders' equity	$1,179,478	$1,071,566	$1,002,624	$918,795	$866,411	$1,043,906	$814,769

Adjusted ROCE - pre-tax pre-provision	42.82%	60.81%	33.27%	36.80%	34.20%	43.88%	27.76%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Net Interest Margin, Tax Equivalent - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	2021	2020
GAAP net interest income	$193,694	$219,892	$138,757	$132,731	$122,946	$685,074	$403,688
Tax-equivalent adjustment	276	290	289	292	219	1,147	874
Net interest income tax equivalent	$193,970	$220,182	$139,046	$133,023	$123,165	$686,221	$404,562

Average total interest earning assets	$18,576,433	$19,033,826	$18,698,996	$17,943,944	$17,601,999	$18,566,321	$14,933,317

Net interest margin, tax equivalent	4.14%	4.59%	2.98%	3.00%	2.78%	3.70%	2.71%

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	2021	2020
GAAP net interest income	$193,694	$219,892	$138,757	$132,731	$122,946	$685,074	$403,688
PPP net interest income	(78,647)	(112,005)	(35,785)	(34,842)	(25,257)	(261,279)	(54,583)
Tax-equivalent adjustment	276	290	289	292	219	1,147	874
Net interest income, tax equivalent, excluding PPP	$115,323	$108,177	$103,261	$98,181	$97,908	$424,942	$349,979

GAAP average total interest earning assets	$18,576,433	$19,033,826	$18,698,996	$17,943,944	$17,601,999	$18,566,321	$14,933,317
Average PPP loans	(3,898,607)	(5,778,367)	(6,133,184)	(4,623,213)	(4,782,606)	(5,108,192)	(3,121,157)
Adjusted average total interest earning assets	$14,677,826	$13,255,459	$12,565,812	$13,320,731	$12,819,393	$13,458,129	$11,812,160

Net interest margin, tax equivalent, excluding PPP	3.12%	3.24%	3.30%	2.99%	3.04%	3.16%	2.96%

Core Efficiency Ratio - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	2021	2020
GAAP net interest income	$193,694	$219,892	$138,757	$132,731	$122,946	$685,074	$403,688

GAAP non-interest income	$16,991	$25,586	$16,822	$18,468	$16,083	$77,867	$63,818
(Gains) losses on investment securities	49	(6,063)	(3,558)	(24,540)	(1,431)	(34,112)	(21,525)
Derivative credit valuation adjustment	(203)	(261)	380	(1,562)	(625)	(1,646)	7,448
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	(1,407)
Unrealized losses on loans held for sale	—	—	—	—	1,115	—	2,565
Loss on cash flow hedge derivative terminations	—	—	—	24,467	—	24,467	—
Loss on sale of foreign subsidiaries	—	—	2,840	—	—	2,840	—
Core non-interest income	16,837	19,262	16,484	16,833	15,142	69,416	50,899
Core revenue	$210,531	$239,154	$155,241	$149,564	$138,088	$754,490	$454,587

GAAP non-interest expense	$81,548	$80,009	$70,823	$61,927	$59,933	$294,307	$214,976
Severance expense	—	—	(2,004)	—	—	(2,004)	—
Legal reserves	—	(1,185)	—	—	—	(1,185)	(320)
Merger and acquisition related expenses	—	—	—	(418)	(709)	(418)	(1,367)
Deposit relationship adjustment fees	—	(6,216)	—	—	—	(6,216)	—
Core non-interest expense	$81,548	$72,608	$68,819	$61,509	$59,224	$284,484	$213,289

Core efficiency ratio (1)	38.73%	30.36%	44.33%	41.13%	42.89%	37.71%	46.92%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
GAAP total shareholders' equity	$1,366,217	$1,284,299	$1,250,729	$1,188,721	$1,117,086
Reconciling items:
Preferred stock	(137,794)	(137,794)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles (1)	(3,736)	(3,794)	(3,853)	(3,911)	(14,298)
Tangible common equity	$1,224,687	$1,142,711	$1,029,405	$967,339	$885,317

GAAP total assets	$19,575,028	$19,108,922	$19,635,108	$18,817,660	$18,439,248
Reconciling items:
Goodwill and other intangibles (1)	(3,736)	(3,794)	(3,853)	(3,911)	(14,298)
Tangible assets	$19,571,292	$19,105,128	$19,631,255	$18,813,749	$18,424,950

Tangible common equity to tangible assets	6.26%	5.98%	5.24%	5.14%	4.80%
(1) Includes goodwill and other intangibles reported in assets of discontinued operations.

Tangible Book Value per Common Share - Customers Bancorp
(dollars in thousands except share and per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
GAAP total shareholders' equity	$1,366,217	$1,284,299	$1,250,729	$1,188,721	$1,117,086
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles (1)	(3,736)	(3,794)	(3,853)	(3,911)	(14,298)
Tangible common equity	$1,224,687	$1,142,711	$1,029,405	$967,339	$885,317

Common shares outstanding	$32,913,267	$32,537,976	$32,353,256	$32,238,762	$31,705,088

Tangible book value per common share	$37.21	$35.12	$31.82	$30.01	$27.92
(1) Includes goodwill and other intangibles reported in assets of discontinued operations.

Total Loans and Leases, excluding PPP
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Total loans and leases	$14,568,885	$15,515,537	$16,967,022	$16,168,306	$15,832,251

Loans receivable, PPP	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)	(4,561,365)
Loans and leases, excluding PPP	$11,318,877	$10,558,180	$10,661,966	$10,990,217	$11,270,886

Total Assets, excluding PPP
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Total assets	$19,575,028	$19,108,922	$19,635,108	$18,817,660	$18,439,248

Loans receivable, PPP	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)	(4,561,365)
Total assets, excluding PPP	$16,325,020	$14,151,565	$13,330,052	$13,639,571	$13,877,883

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Loans and leases receivable	$12,268,306	$12,927,956	$14,077,198	$12,714,578	$12,136,733

Loans receivable, PPP	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)	(4,561,365)
Loans and leases held for investment, excluding PPP	$9,018,298	$7,970,599	$7,772,142	$7,536,489	$7,575,368

Allowance for credit losses on loans and leases	$137,804	$131,496	$125,436	$128,736	$144,176

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.53%	1.65%	1.61%	1.71%	1.90%

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
GAAP total shareholders' equity	$1,366,217	$1,284,299	$1,250,729	$1,188,721	$1,117,086
Reconciling items:
Preferred stock	(137,794)	(137,794)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles (1)	(3,736)	(3,794)	(3,853)	(3,911)	(14,298)
Tangible common equity	$1,224,687	$1,142,711	$1,029,405	$967,339	$885,317

GAAP total assets	$19,575,028	$19,108,922	$19,635,108	$18,817,660	$18,439,248
Loans receivable, PPP	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)	(4,561,365)
Total assets, excluding PPP	$16,325,020	$14,151,565	$13,330,052	$13,639,571	$13,877,883
Reconciling items:
Goodwill and other intangibles (1)	(3,736)	(3,794)	(3,853)	(3,911)	(14,298)
Tangible assets	$16,321,284	$14,147,771	$13,326,199	$13,635,660	$13,863,585

Tangible common equity to tangible assets	7.50%	8.08%	7.72%	7.09%	6.39%
(1) Includes goodwill and other intangibles reported in assets of discontinued operations.

Deferments to total loans and leases, excluding PPP
(dollars in thousands except per share data)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Total loans and leases	$14,568,885	$15,515,537	$16,967,022	$16,168,306	$15,832,251
Loans receivable, PPP	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)	(4,561,365)
Total loans and leases, excluding PPP	$11,318,877	$10,558,180	$10,661,966	$10,990,217	$11,270,886

Commercial deferments	$—	$73,400	$89,800	$176,100	$202,100
Consumer deferments	6,060	6,708	8,400	13,000	16,400
Total deferments	$6,060	$80,108	$98,200	$189,100	$218,500

Commercial deferments to total loans and leases, excluding PPP	—%	0.7%	0.8%	1.6%	1.8%
Consumer deferments to total loans and leases, excluding PPP	0.1%	0.1%	0.1%	0.1%	0.1%
Total deferments to total loans and leases, excluding PPP	0.1%	0.8%	0.9%	1.7%	1.9%